PROMISSORY NOTE

$50,000 February 15, 2011

FOR VALUE RECEIVED, **SSTL Inc.** (the "Borrower"), promises to pay to **TVP Investments LLC.** (the "Holder"), or order, at the Holder's address specified by the Holder from time to time in writing, the principal amount of $***50,000(Fifty Thousand Dollars)*** or so much of such amount as may be advanced by the Holder from time to time, together with interest as provided in § 3 below.

1. If not sooner paid, the principal of this Promissory Note (this "Note") shall be Payable on **(February 15th, 2012) Twelve Months** from the date of clearance of the funds (the "Maturity Date"). The principal amount shall be amortized over a twelve month period. Interest payments shall accrue and be payable at the end of the term in a balloon payment.

2. All unpaid accrued interest shall be payable on the Maturity Date and on the date of final payment of the principal of this Note in full, except that any interest which accrues after the Maturity Date or the acceleration of the maturity of this Note shall be payable immediately and without demand. At any time prior to the Maturity Date, the unpaid principal and interest owing hereunder may be converted into an equity interest in the Borrower, upon such terms as may be mutually agreed upon by the Borrower and the Holder in each party's absolute discretion.

3. (a) The unpaid principal of this Note outstanding from time to time shall bear interest at a rate per annum (computed on the basis of a year of 365 days) equal at all times to ***Ten Percent (10%)*** (Such rate of interest being referred to in this Note as the "Base Rate").

(b) Accrued interest not paid when due shall, from and after the date when due until the date such interest is paid, bear interest at the Alternate Rate (as defined below).

(c) Notwithstanding § 3(a), any principal of this Note not paid when due (whether at the stated maturity, by acceleration or otherwise) shall from, and after the date when due until the date such principal is paid, bear interest at the Alternate Rate.

(d) As used in this Note, "Alternate Rate" means a rate per annum (computed on the basis of a year of 365 days) equal at all times to the Base Rate plus 1% per annum.

4. This Note may be prepaid in whole or in part at any time without penalty. All payments on this Note shall be made in lawful money of the United States in same day funds.

5. The occurrence of any of the following events shall constitute an "Event of Default": (a) failure of the Borrower to pay any principal or other amount due under this Note when due, whether at the due date, the Maturity Date, by acceleration, or otherwise; (b) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; (c) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower in an involuntary case under Title 11 of the United States Code entitled "*Bankruptcy*" (as now and hereinafter in effect, or any successor thereto, the "Bankruptcy Code") or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Borrower under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (d) an order for relief shall be entered with respect to the Borrower or the Borrower shall commence a

voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower shall make an assignment for the benefit of creditors; or the Borrower shall be unable or fail, or shall admit in writing its inability to pay its debts as such debts become due.

6. If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Borrower). No delay or omission on the part of the Holder or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Holder or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.

7. All notices and other communications provided for hereunder shall be in writing (including telecopier and electronic mail communication) and mailed, tele-copied, e-mailed or delivered as follows: if to the Borrower, (i) at its address set forth in Section 1 above, or (ii) at their inter-office physical or electronic mail box; and if to the Holder, at the address set forth in Section 1above, in each case at such other address as shall be designated by the Holder or the Borrower in a written notice to the other. All such notices and communications shall, when mailed, tele-copied, e-mailed or sent by overnight courier, be effective on the second business day following the day of deposit in the mails, the business day following delivery to the overnight courier, upon transmission (with confirmation of successful delivery) when sent by telecopier or e-mail and, when hand delivered or deposited in the Borrower's inter-office mail box, be effective when deposited in such mail box.

8. The Borrower agrees to indemnify the Holder against any losses, claims, damages and liabilities and related expenses, including counsel fees and expenses, incurred by the Holder arising out of or in connection with or as a result of the transactions contemplated by this Note. In particular, the Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection and enforcement of this Note.

9. No failure or delay on the part of the Holder or any assignee of the Holder to exercise any right, power or privilege under this Note and no course of dealing between the Borrower and the Holder shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative to, and not exclusive of, any rights or remedies which the Holder would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Holder to any other or further action in any circumstances without notice or demand.

10. The Borrower and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

11. This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with, the law of the State of Nevada. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN

THE COURTS OF THE STATE OF NEVADA OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS SPECIFIED ABOVE. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

12. Any provision of this Note that in any way contravenes any provision of applicable law shall, to the extent that the law is contravened, be considered severable and not applicable and shall not alter or affect any other provision or provisions of this Note. The provisions of this Note constitute the entire agreement among the parties with respect to the subject matter hereof, and there are no representations or understandings not set forth herein. This Note may be amended, modified or otherwise changed only by an instrument in writing executed by all of the parties, and no waiver, alteration or modification of any of the provisions hereof shall be binding upon a party unless in writing and signed by such party or his duly authorized representative.

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

"BORROWER":

a: *Authorized Signatory*

By: ______________________

Name: Jason White

Title: President

FORM.201